UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information

On February 9, 2021, Melt Pharmaceuticals, Inc. (“Melt”) issued a press release (the “Melt PR”) reporting results of a phase 1 study of its drug candidate MELT, a patented combination of midazolam and ketamine in a rapidly dissolving sublingual tablet, to provide sedation and analgesia for patients undergoing cataract surgery. According to the Melt PR, the data from the phase 1 study met Melt’s study objectives, including establishing relative bioavailability and pharmacokinetic parameters, characterizing absorption rates following administration, and was well tolerated by patients. Melt expects to begin its phase 2 clinical study in the third quarter of 2021.

Harrow Health, Inc. owns three million five hundred thousand (3,500,000) shares of Melt common stock, which is approximately 44% of the issued and outstanding voting interests of Melt, along with a mid-single digit royalty right on net sales of MELT.

The foregoing is only a brief description of the Melt PR, does not purport to be a complete description of the Melt PR and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All trademarks referenced in this Current Report on Form 8-K and the Melt PR are the property of their respective owners.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Item	Description

99.1	Melt Pharmaceuticals Press Release Date February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: February 9, 2021	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer